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Exhibit 23.1       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-13095) of Kyzen Corporation of our report dated February 9, 2001 relating to the financial statements, which appear in this Form 10-KSB.